SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  June 17, 1999


                               CINTAS CORPORATION
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             (Exact name of registrant as specified in its charter)

         Washington                  0-11399                     31-1188630
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(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio             45262-5737
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     (Address of principal executive offices)                          Zip Code


Registrant's telephone number, including area code             (513) 459-1200


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                   (Former name or former address, if changed
                              since last report.)




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Item 5.  Other Events.

     Cintas Corporation acquired Unitog Company on March 24, 1999. The transaction was accounted for as a pooling of interests. As previously announced in conjunction with the acquisition, certain one-time costs were incurred. Additionally, certain integration costs have also been incurred. Cintas has determined that these total one-time costs will be approximately $39 million on a pre-tax basis and will be included in the Company's fourth quarter ended May 31, 1999. The Company expects to release its fourth quarter results on July 8, 1999.

     The one-time costs include transaction fees paid to Unitog investment bankers, legal and accounting fees, retention bonuses paid to certain Unitog employees, severance payments paid or to be paid to Unitog employees, the cash settlement of Unitog options, and impairment in the value of certain Unitog assets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     None.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CINTAS CORPORATION



Date: June 17, 1999                          By:  /s/William C. Gale
                                                --------------------------------
                                                William C. Gale, Vice President-
                                                Finance and Chief Financial
                                                Officer